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                                                                    Exhibit 23.1

                                                                   July 23, 1996



                              ACCOUNTANT'S CONSENT
                              --------------------



Peoples Federal Savings and Loan Association
  of Massillon
211 Lincoln Way East
Massillon, Ohio 44646


         We have issued our report dated October 30, 1995, accompanying the financial statements of Peoples Federal Savings and Loan Association of Massillon as of September 30, 1995 and 1994, and for the years ended September 30, 1995, 1994 and 1993, included in Pre-effective Amendment No. 2 to Form S-1 to be filed with the Securities and Exchange Commission on or about July 23, 1996. We consent to the use of our report and our name as it appears in the Prospectus under the caption "Experts."




                                        /s/ Hall, Kistler & Company P.L.L.
                                        ----------------------------------
                                        HALL, KISTLER & COMPANY P.L.L.
                                        Canton, Ohio